Financial Industries Corporation Announces 2007 Shareholder Meeting Date

AUSTIN, TX -- 06/05/2007 -- Financial Industries Corporation (PINKSHEETS: FNIN) today announced that its board of directors has scheduled the company's 2007 annual meeting of shareholders for Friday, June 29, 2007, at 10:00 a.m. at the company's offices at 6500 River Place Blvd., Bldg. I, Austin, Texas.

The record date for determination of the common shareholders entitled to vote at the meeting has been set at the close of business on May 15, 2007.

FIC, through its Investors Life Insurance Company of North America subsidiary, markets and underwrites individual life insurance products. For more information on FIC, go to http://www.ficgroup.com on the Internet.

Statements in this document relating to future developments, disclosures and other statements that are not historical facts are forward-looking statements. Actual results may differ materially from these forward-looking statements as a result of market conditions, the timing and results of FIC's audits, reviews and filings with regulatory bodies, the interest of and actions by third parties engaging in transactions with FIC and other factors contained in FIC's Form 10-K for the year ended Dec. 31, 2006, and other filings with the SEC.

Contact Information:
Financial Industries Corporation
Shannon Coffin
Phone: 512-404-5128
E-mail: ir@ficgroup.com